Exhibit 99.1

Virpax Pharmaceuticals Announces Reverse Stock

Split to Regain Compliance with Nasdaq’s Minimum Bid Price

February 27, 2024 07:31 AM Eastern Standard Time

BERWYN, Pa.--(BUSINESS WIRE)--Virpax® Pharmaceuticals, Inc. (“Virpax” or the “Company”) (NASDAQ: VRPX), a company specializing in developing non-addictive products for pain management, post-traumatic stress disorder, central nervous system (CNS) disorders and anti-viral barrier indications, today announced that it will effect a 1-for-10 reverse stock split (“reverse split”) of its common stock, par value $0.001 per share (“Common Stock”), that will become effective at 12:01 a.m. Eastern Time on March 1, 2024. The Company’s Common Stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “VRPX” and will begin trading on a split-adjusted basis when the Nasdaq opens on March 1, 2024 (“Effective Time”). The new CUSIP number for the Common Stock following the reverse split will be 928251206.

At a special meeting of stockholders held on December 28, 2023 (the “Special Meeting”), the Company’s stockholders granted the Company’s Board of Directors the discretion to effect a reverse stock split of the Company’s Common Stock at a ratio of not less than 1-for-2 and not more than 1-for-20, with such ratio to be determined by the Company’s Board of Directors. Following the Special Meeting, the final ratio of 1-for-10 was recently approved by the Company’s Board.

“We have made continued progress on the development of our product candidates,” stated Gerald Bruce, CEO of Virpax Pharmaceuticals. “Nevertheless, similar to other micro-cap and biotech companies, we have faced a challenging capital markets environment. We believe this reverse split will allow us to regain compliance with Nasdaq’s minimum bid price requirement and to make our bid price more attractive to a broader universe of investors. We remain highly encouraged by the outlook for the business and look forward to providing updates on our progress.”

The 1-for-10 reverse stock split will proportionally reduce the number of outstanding shares of Company Common Stock from approximately 11.7 million shares to approximately 1.2 million shares and the ownership percentage of each shareholder will remain unchanged other than as a result of fractional shares. Proportional adjustments will be made to the number of shares of Virpax’s Common Stock issuable upon exercise or conversion of the Company’s outstanding equity awards and warrants, as well as the applicable exercise price. There will be no change to the total number of authorized shares of Company Common Stock as set forth in the Amended and Restated Certificate of Incorporation of the Company. Stockholders whose shares are held in brokerage accounts should direct any questions concerning the reverse stock split to their broker. All stockholders of record, whose shares are held with the Company’s transfer agent, VStock Transfer, may direct questions to VStock Transfer at (212) 828-8436 or action@vstocktransfer.com.

The reverse split is intended to bring the Company into compliance with the minimum bid price requirement for maintaining the listing of its Common Stock on the Nasdaq Capital Market, and to make the bid price more attractive to a broader group of institutional and retail investors. The Nasdaq Capital Market requires, among other things, that a listed company’s common stock maintain a minimum bid price of at least $1.00 per share.

The Company’s transfer agent, VStock Transfer, LLC, which is also acting as the paying agent for the reverse split, will provide instructions to stockholders regarding the process for exchanging stock certificates. Any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the reverse split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the Nasdaq for the ten days preceding the Effective Time.

About Virpax Pharmaceuticals

Virpax is developing branded, non-addictive pain management products candidates using its proprietary technologies to optimize and target drug delivery. Virpax is initially seeking FDA approval for two prescription drug candidates that employ two different patented drug delivery platforms. Probudur™ is a single injection liposomal bupivacaine formulation being developed to manage post-operative pain and Envelta™ is an intranasal molecular envelope enkephalin formulation being developed to manage acute and chronic pain, including pain associated with cancer. Virpax is also using its intranasal Molecular Envelope Technology (MET) to develop one other prescription product candidate, NobrXiol™, which is being developed for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy. Virpax has competitive cooperative research and development agreements (CRADAs) for two of its prescription drug candidates, one with the National Institutes of Health (NIH) and one with the Department of Defense (DOD). Virpax is also seeking approval of two nonprescription product candidates: AnQlar, which is being developed to inhibit viral replication caused by influenza or SARS-CoV-2, and Epoladerm™, which is a topical diclofenac spray film formulation being developed to manage pain associated with osteoarthritis. For more information, please visit virpaxpharma.com and follow us on Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and Private Securities Litigation Reform Act, as amended, including those described below. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms and include statements regarding the reverse split allowing the Company to regain compliance with Nasdaq’s minimum bid price requirement, enabling the Company to attract a broader universe of investors, developing Probudur to manage post-operative pain , developing Envelta™ to manage acute and chronic pain, including pain associated with cancer, developing NobrXiol™ for the nasal delivery of a pharmaceutical-grade cannabidiol (CBD) for the management of rare pediatric epilepsy, developing AnQlar to inhibit viral replication caused by influenza or SARS-CoV-2, and developing Epoladerm™ to manage pain associated with osteoarthritis. These statements relate to future events and involve known and unknown risks, uncertainties, and other factors, including the Company’s ability to regain and maintain compliance with the Nasdaq’s minimum bid price; the Company’s ability to obtain FDA approval for its prescription drug candidates and nonprescription drug candidates; the Company’s ability to maintain competitive cooperative research and development agreements (CRADAs) for its prescription drug candidates; the Company’s ability to successfully complete research and further development and commercialization of Company drug candidates in current or future indications; the Company’s ability to obtain additional grants to help fund upcoming clinical trials; the Company’s ability to move ahead with remaining confirmational studies for Probudur and Envelta™ as planned; the Company’s ability to manage and successfully complete clinical trials and the research and development efforts for multiple product candidates at varying stages of development; the timing, cost and uncertainty of obtaining regulatory approvals for the Company’s product candidates; the Company’s ability to protect its intellectual property; the Company’s ability to obtain capital to meet its long-term liquidity needs on acceptable terms, or at all, including the additional capital which will be necessary to complete clinical trials that the Company plans to initiate; and other factors listed under “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that the Company has filed with the U.S. Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations:

Betsy Brod
Affinity Growth Advisors
Betsy.brod@affinitygrowth.com
(917) 923-8541

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